As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-3676340
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2202 N. Irving St., Allentown, PA	18109
(Address of Principal Executive Offices)	(ZIP Code)

Shift4 Payments, Inc. 2020 Incentive Award Plan

(Full title of the plan)

Jordan Frankel

Secretary and General Counsel

Shift4 Payments, Inc.

2202 N. Irving Street

Allentown, PA 18109

(Name and address of agent for service)

(888) 276-2108

(Telephone number, including area code, of agent for service)

Copy to:

Marc D. Jaffe

Ian D. Schuman

Adam J. Gelardi

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 295,374 shares of the Registrant’s Class A Common Stock, par value $0.0001 per share ( the “Shares”) to be issued pursuant to the Registrant’s 2020 Incentive Award Plan (the “2020 Plan”), as a result of the operation of an automatic annual increase provision therein, and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM

S-8

The contents of the Registration Statements on Forms S-8 (File Nos. 333-239042 and 333-253998), including any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”) and relating to the 2020 Plan, are incorporated herein by reference, except as set forth below.

Item 8. Exhibits.

Exhibit Number	Exhibit Index

4.1	Amended and Restated Certificate of Incorporation of Shift4 Payments, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-239042), filed on June 9, 2020 with the SEC).

4.2	Amended and Restated Bylaws of Shift4 Payments, Inc., effective as of June 4, 2020 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-239042), filed on June 9, 2020 with the SEC).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of PricewaterhouseCooopers LLP as to Shift4 Payments, Inc.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

99.1	Shift4 Payments, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-238307), filed on June 1, 2020 with the SEC).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on March 1, 2022.

SHIFT4 PAYMENTS, INC.

By	/s/ Jared Isaacman
Jared Isaacman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Registrant’s Chief Executive Officer and Chief Financial Officer (currently Jared Isaacman and Bradley Herring, respectively) as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jared Isaacman Jared Isaacman	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2022

/s/ Bradley Herring Bradley Herring	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 1, 2022

/s/ Donald Isaacman Donald Isaacman	Director	March 1, 2022

/s/ Christopher Cruz Christopher Cruz	Director	March 1, 2022

/s/ Karen Roter Davis Karen Roter Davis	Director	March 1, 2022

/s/ Nancy Disman Nancy Disman	Director	March 1, 2022

/s/ Sarah Goldsmith-Grover Sarah Goldsmith-Grover	Director	March 1, 2022

/s/ Jonathan Halkyard Jonathan Halkyard	Director	March 1, 2022